EXHIBIT 15.1

China Natural Resources, Inc.

Room 2205, 22/F, West Tower, Shun Tak Centre

168-200 Connaught Road Central

Sheung Wan, Hong Kong

20 January 2021

Dear Sirs

China Natural Resources, Inc.

We have acted as counsel as to British Virgin Islands law to China Natural Resources, Inc., a company limited by shares incorporated with limited liability in the British Virgin Islands (the "Company"), in connection with:

A.

the Company's registration statement on Form F-3 (Registration No. 333-233852), which was filed on 19 September 2019 with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and declared effective by the SEC on 20 November 2019 (the "Registration Statement"), relating to securities to be issued and sold by the Company from time to time, including the following:

(a)

common shares of the Company of no par value ("Common Shares");

(b)

preferred shares of the Company of no par value ("Preferred Shares");

(c)

debt securities, including senior debt securities, senior subordinated debt securities and subordinated debt securities of the Company (collectively, "Debt Securities");

(d)

warrants to purchase Common Shares, Preferred Shares or Debt Securities (or any combination thereof) in the Company ("Warrants"); and

 (e)

units consisting of any combination of the Securities ("Units"); and

B.

the issue and sale by the Company of (i) up to 3,960,000 Common Shares pursuant to the Registration Statement (the "Offered Shares") to the purchasers in such issuance, and (ii) Warrants to the purchasers in such issuance and the placement agent for such issuance in a concurrent private placement (the “Offered Warrants”, and together with the Offered Shares, the "Offered Securities") to purchase an aggregate of 1,584,000 Common Shares (the “Warrant Shares”), in an offering to certain investors pursuant to the Registration Statement and the Prospectus Supplement (as defined below).

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Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1

The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "Registry of Corporate Affairs") on 18 January 2021, including the Company's Certificate of Incorporation and its Amended and

Restated Memorandum and Articles of Association registered on 16 January 2014 (the "Memorandum and Articles").

1.2

The records of proceedings available from a search of the electronic records maintained on the Judicial Enforcement Management System from 1 January 2000 and available for inspection on 18 January 2021 at the British Virgin Islands High Court Registry (the "High Court Registry").

1.3

The written resolutions of the board of directors of the Company dated 19 September 2019 and 18 January 2021, and the written resolutions of the Pricing Committee of the board of directors of the Company dated 19 January 2021 (together, the "Resolutions").

1.4

A certificate of good standing with respect to the Company issued by the Registrar of Corporate Affairs dated 18 January 2021 (the "Certificate of Good Standing").

1.5

A certificate from a director of the Company (a copy of which is attached as Annexure A) (the "Director's Certificate").

1.6

The Registration Statement.

1.7

Draft prospectus supplement to the Registration Statement (the "Prospectus Supplement").

We are furnishing this opinion as Exhibits 15.1 and 15.2 to a Report on Form 6-K that will be incorporated by reference into the Registration Statement.

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Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter.  These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter.  In giving the following opinions we have relied (without further verification) upon the completeness and accuracy, as at the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing.  We have also relied upon the following assumptions, which we have not independently verified:

2.1

The Offered Warrants are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the British Virgin Islands).

2.2

The choice of the laws of the State of New York as the governing law of the Offered Warrants has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the British Virgin Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the British Virgin Islands).

2.3

Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.4

All signatures, initials and seals are genuine.

2.5

The Company will receive money or money's worth in consideration for the issue of the Offered Securities, and none of the Offered Shares or the Warrant Shares will be issued for less than their par value.

2.6

All public records of the Company which we have examined are accurate and the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs and the High Court Registry is true and complete and such information has not since then been altered and such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

2.7

The capacity, power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws and regulations of the British Virgin Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under Offered Warrants.

2.8

The Offered Warrants will be, or have been, duly executed and delivered by an authorised person of the parties thereto.

2.9

There is no contractual or other prohibition or restriction (other than as arising under British Virgin Islands law) binding on the Company prohibiting or restricting it from issuing the Offered Securities or the Warrant Shares or entering into and performing its obligations under Offered Warrants.

2.10

No monies paid to or for the account of any party under the Offered Securities represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, 1997).

2.11

There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions set out below.  Specifically, we have made no independent investigation of the laws of the State of New York.

2.12

The execution and delivery of the Offered Warrants and the issue of the Offered Securities and the Warrant Shares will be of commercial benefit to the Company.

2.13

No invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any of the Offered Securities.

2.14

There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

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Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1

The Company is a company limited by shares incorporated with limited liability under the BVI Business Companies Act (as amended) (the "Act"), is in good standing at the Registry of Corporate Affairs, and is validly existing under the laws of the British Virgin Islands.

3.2

The issue and allotment of the Offered Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement and the Prospectus Supplement, the Offered Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members (shareholders).

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Qualifications

The opinions expressed above are subject to the following qualifications:

4.1

To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.2

The obligations assumed by the Company under the Offered Warrants will not necessarily be enforceable in all circumstances in accordance with their terms.  In particular:

(a)

enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)

enforcement may be limited by general principles of equity.  For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)

some claims may become barred under relevant statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)

where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)

the courts of the British Virgin Islands have jurisdiction to give judgment in the currency of the relevant obligation;

(f)

arrangements that constitute penalties will not be enforceable;

(g)

enforcement may be prevented by reason of fraud, coercion, duress, undue influence, misrepresentation, public policy or mistake or limited by the doctrine of frustration of contracts;

(h)

an agreement made by a person in the course of carrying on unauthorised financial services business is unenforceable against the other party under section 50F of the Financial Services Commission Act, 2001;

(i)

provisions imposing confidentiality obligations may be overridden by compulsion of applicable law or the requirements of legal and/or regulatory process;

(j)

the courts of the British Virgin Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to the Offered Warrants in matters where they determine that such proceedings may be tried in a more appropriate forum;

(k)

we reserve our opinion as to the enforceability of the relevant provisions of the Offered Warrants to the extent that it purports to grant exclusive jurisdiction as there may be circumstances in which the courts of the British Virgin Islands would accept jurisdiction notwithstanding such provisions; and

(l)

a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there is doubt as to the enforceability of any provision in the Offered Warrants whereby the Company covenants to restrict the exercise of powers specifically given to it under the Act including, without limitation, the power to increase its maximum number of shares, amend its memorandum and articles of association or present a petition to a British Virgin Islands court for an order to wind up the Company.

4.3

Under section 42 of the Act, the entry of the name of a person in the register of members of a company as a holder of a share in a company is prima facie evidence that legal title in the share vests in that person.  A third party interest in the shares in question would not appear.  An entry in the register of members may yield to a court order for rectification (for example, in the event of inaccuracy or omission).

4.4

In this opinion the phrase "non-assessable" means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.5

The obligations of the Company may be subject to restrictions pursuant to United Nations and United Kingdom sanctions extended to the British Virgin Islands by Orders of Her Majesty in Council and/or sanctions imposed by governmental or regulatory authorities or agencies in the British Virgin Islands under British Virgin Islands legislation.

4.6

We express no opinion as to the meaning, validity or effect of any references to foreign (i.e. non-British Virgin Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Offered Warrants.

4.7

We express no view as to the commercial terms of the Offered Securities or whether such terms represent the intentions of the parties and make no comment with regard to warranties or representations that may be made by the Company.

We hereby consent to the filing of this opinion as an exhibit to a Report on Form 6-K that will be incorporated by reference into the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

The opinions in this opinion letter are strictly limited to the matters contained in the opinions section above and do not extend to any other matters.  We have not been asked to review and we therefore have not reviewed any of the ancillary documents relating to the Offered Securities and express no opinion or observation upon the terms of any such document.

This opinion letter may be relied upon by US counsel to the Company for the purposes solely of any legal opinion that they may be required to give with respect to the Registration Statement.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Annexure A

Director's Certificate

20 January 2021

To:

Maples and Calder (Hong Kong) LLP

26th Floor, Central Plaza

18 Harbour Road

Wanchai, Hong Kong

China Natural Resources, Inc. (the "Company")

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of British Virgin Islands law.  Capitalised terms used in this certificate have the meaning given to them in the Opinion.  I hereby certify that:

1

The Memorandum and Articles remain in full force and effect and are unamended.

2

The Resolutions were signed by all the directors of the Company and have not been amended, varied or revoked in any respect.

3

The Company is authorised to issue a maximum of 210,000,000 shares of no par value, including (a) 200,000 common shares of no par value, comprising one series, and (b) 10,000,000 preferred shares of no par value.

4

The shareholders of the Company have not restricted or limited the powers of the directors in any way.

5

Each director of the Company considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions the subject of the Opinion.

6

The Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction.  Nor have the directors and/or Members taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company.  Nor has any receiver been appointed over any of the Company's property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

Signature:

/s/ Wong Wah On Edward

Name:

WONG Wah On Edward

Title:

Director

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